As filed with the U.S. Securities and Exchange Commission on February 28, 2025.

Registration No. 333-285116

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

Amendment No. 1 to
FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

______________________

DCR Tech Group Ltd
(Exact name of registrant as specified in its charter)

______________________

Cayman Islands	7819	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 5002, 5th Floor, Building 1,
Shunmei Industrial Park, Shunyi District, Beijing
People’s Republic of China, 100000
+86-010-53676837
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Cogency Global Inc.
122 East 42nd Street, 8th Floor
New York, New York 10168
800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

With a Copy to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Yarona L. Yieh, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Floor New York, NY 10017 212-588-0022	Mitchell Nussbaum Henry Yin Alex Weniger-Araujo Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000 Fax: (212) 407-4990

______________________

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby files this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-285116) is filed for the purpose of updating the cover page hereto to add the delaying amendment language. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against indemnified person’s own fraud, dishonesty, willful neglect or willful default or against the consequences of committing a crime. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing director (including alternate director), or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own fraud, willful default, or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

The Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On May 31, 2024, we issued 40,000,000 ordinary shares to 10 shareholders, including 17,100,000 ordinary shares to Fortune Sage Investment Advisors Limited, 5,400,000 ordinary shares to Sparkling Advisory Limited, 3,900,000 ordinary shares to Shimmering Consulting Limited, 3,600,000 ordinary shares to Superb Investment Advisory Limited, 3,280,000 ordinary shares to Luxuary Advisors Limited, 1,920,000 ordinary shares to Grandness Advisory Limited, 1,800,000 ordinary shares to Grandeur Consulting Limited, 1,800,000 ordinary shares to Oceanflow Advisory Limited and 1,200,000 ordinary shares to Brilliance Investment Advisory Limited.

On September 6, 2024, our shareholders passed a series of resolutions, and pursuant to which (i) the issued 40,000,000 ordinary shares held by nine shareholders were re-designated and re-classified into Class A ordinary shares of par value of $0.0001 per share on a one-for-one basis; (ii) the remaining authorized but unissued 460,000,000 ordinary shares were re-designated and re-classified into 400,000,000 Class A Ordinary Shares, and 60,000,000 Class B ordinary shares of par value of $0.0001 per share (“Class B Ordinary Shares”), both on a one-for-one basis; (iii) the 17,100,000 Class A Ordinary Shares held by Fortune Sage Investment Advisors Limited were repurchased by DCR Cayman out of the proceeds of the new issuance of 17,100,000 Class B Ordinary Shares at par value to Fortune Sage Investment Advisors Limited; The issued and outstanding shares then became 22,900,000 Class A Ordinary Shares and 17,100,000 Class B Ordinary Shares before the initial public offering.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on February 28, 2025.

DCR Tech Group Ltd
By:	/s/ Jianru Yang
Jianru Yang
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jianru Yang	Chief Executive Officer, Director and Chairman of the Board of Director	February 28, 2025
Name: Jianru Yang	(Principal Executive Officer)
/s/ Yang Li	Chief Financial Officer and Director	February 28, 2025
Name: Yang Li	(Principal Accounting and Financial Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on February 28, 2025.

Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1*	Amended and Restated Memorandum and Articles of Association
5.1*	Opinion of Ogier, Company’s Cayman Islands counsel, regarding the validity of the shares being registered
8.1**	Opinion of Jingtian & Gongcheng regarding certain PRC Tax Law matters (included in exhibit 99.1)
10.1*	Translation of Form of the Production Contract
10.2*	Employment Agreement between CEO and DCR Beijing dated December 1, 2021
10.3*	Employment Agreement between CEO and the Company dated May 31, 2024
10.4*	Employment Agreement between CFO and the Company dated May 31, 2024
10.5*	Independent Director Offer Letter between Changpeng Li and the Company dated February 20, 2025
10.6*	Independent Director Offer Letter between Mengge Weng and the Company dated February 20, 2025
10.7*	Independent Director Offer Letter between Yang Lin and the Company dated February 20, 2025
14.1*	Code of Business Conduct and Ethics of the Registrant
14.2*	Executive Compensation Recovery Policy
21.1*	List of Subsidiaries
23.1*	Consent of Changpeng Li
23.2*	Consent of Yang Lin
23.3*	Consent of Mengge Weng
23.4*	Consent of TPS Thayer, LLC
23.5*	Consent of Ogier (included in exhibit 5.1)
23.6**	Consent of Jingtian & Gongcheng (included in exhibit 99.1)
99.1**	Opinion of Jingtian & Gongcheng regarding certain PRC Law matters
99.2*	Auditing Committee Charter
99.3*	Compensation Committee Charter
99.4*	Nominating Committee Charter
107*	Filing Fee Table

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*        Previously filed.

**      To be filed by Amendment.